sogua www.sogua.com Visit



SoGua founded the domestic entertainment search market, and its wide range of intelligent search engines have changed the traditional mode of access to network resources. SoGua is the live-search pioneer for Chinese people being in love with music and is the first website to launch GeKuang in domestic market; is the leader of popular ultra-radio entertainment networks.

Ranking
66

Correct | Complain | Feedback

Recorded time: 2006.09.20

Overview | Traffic details | Provision rating | Dependence rating | Stickiness rating | Loyalty rating | Links to site

	Today	One week average	Three month average
Ranking	66	86	73
Flow (person/1,000,000people)	3394	2937	4580
Click rate (page/person)	23.7	20.6	19.5

Ranking | Flow | Click rate


Ranking per day
www.socua.com
100
2008-C2
2C08-03
2008-C4
2008-C5
2008-06
2008-07
©2008，中国网站排名 www.chinarank.org.cn
2008.07.28

Topic list

- Spring, we have to go where?
- Recruitment topic
- Thematic network
- Spring Festival topic
- 5.25 university and high school students of the National Mental Health Day
- International Day for Biological Diversity
- Chinese New Year travel guide
- Car world topics
- Shares the world topic
- Good tonic in winter season!

Top ranking

- College entrance examination sites recommended
- IT media sites recommended
- Crosstalk, and storytelling site recommended
- Recommended Web site for free movies
- Reach the playoffs war sites recommended
- Beijing University Web site recommended list
- Mysterious place - Tibet's Web site recommended
- Stocks? You can not recommend the site to see
- New large clean sweep sites recommended
- 08 Olympics, I have been involved!
- Recommended sites